                                           Gigabeam Proprietary and Confidential


XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                    Exhibit 10.6
                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement (the "Agreement") is entered into as of the 6th day of February, 2004 ("Effective Date"), by and between Sophia Wireless Inc., a Delaware C-corporation ("Sophia"), and Gigabeam Corporation, a Delaware limited liability company ("Gigabeam").

                                    RECITALS

         WHEREAS, Gigabeam and Sophia wish to enter into a strategic alliance and agree to reciprocal exclusivity to enable Gigabeam to market and distribute a wireless communications system utilizing a frequency range of 57 GHz through 100 GHz and incorporating components procured from Sophia;

         WHEREAS, in consideration of certain non-refundable advance payments, Sophia will perform research and development related to component parts that are to be built utilizing Sophia's proprietary know-how and intellectual properties, which component parts meet certain technical and business requirements to be identified through the collaborative efforts of both Sophia and Gigabeam; and

         WHEREAS, the parties desire to enter into an arrangement whereby Gigabeam may purchase such components from Sophia for purposes of integrating the same into Gigabeam's digital radios within an exclusive field of business to be identified by the parties.

                                    AGREEMENT

         NOW, THEREFORE, in consideration for the parties' mutual covenants set forth below, and for other good and valuable consideration, the parties agree as follows:

                                   DEFINITIONS

         "Product" means any digital radio incorporating an RF Module System, which product provides XXXXX data links operating in the frequency range of 57 to 100 GHz, and which product adds substantial value beyond the value of the RF Module System incorporated therein. The term "Product" does not include any products that include or perform XXXXX.

         "RF Module System" or "RF Module" or "Module" means any devices which perform a frequency conversion operation to or from any frequency in the range 57 to 100 GHz, by means of mixing, frequency multiplying, or other processes, from or to a baseband signal or a signal at some other intermediate frequency. This term "RF Module System" or "RF module" or "Module" includes devices with integrated modems so that the input or output is a baseband data stream.

         "Field of Exclusivity" means the sale and distribution of Products (as defined herein) for use with XXXXX data links. The term "Field of Exclusivity" will include sales and distribution of Products to commercial entities and government agencies, but does not include sales or distribution of products that are not within the scope of the term "Product," as defined herein. The term "Field of Exclusivity" does not include sales or distribution of any products that include or perform XXXXX.

         "Intellectual Property Rights" means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patent and industrial property rights; (v) other proprietary rights in Inventions of every kind and nature; and (vi) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) of this sentence.

         "Inventions" means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, that are (i) in the case of patentable inventions, conceived in the course of the performance of activities conducted in connection with the development and manufacture of RF Modules or Products and reduced to practice either actually or constructively and (ii) in the case of unpatentable inventions, conceived and made or used in the course of the performance of activities conducted in connection with the development and manufacture of RF Modules or Products, in each case under this Agreement.

         "Joint Invention" means any Invention that (i) is jointly reduced to practice (under the patent laws of the United States) by Sophia and Gigabeam during any collaborative meetings or conferences between the Parties regarding development or improvement of RF Modules, (ii) is necessary to use any RF Module, and (iii) relates to any process, procedure, or equipment for manufacturing any RF Module.

         "Joint Technology" means the Joint Inventions and any Intellectual Property Rights related thereto.

         "Pre-Existing Technology" means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, and any Intellectual Property Rights thereto, that are owned or controlled by Sophia or by Gigabeam or Gigabeam's other Alliance Partners as of the Effective Date.

1.       Responsibilities of Parties

         1.1      Initial Collaboration; Development and Prototyping

                  1.1.1 From time to time during the term of this Agreement, the parties may set forth in writing a description of the general functional and technical requirements of RF Modules that Gigabeam desires for Sophia to develop under the terms of this Agreement. For purposes of this Agreement, any such document executed specifically indicating that it is subject to this Agreement and which is executed by authorized representatives of both parties shall be referred to as a "Functional Requirements Statement" or "FRS" with respect to the relevant RF Modules described therein. The Parties agree that the initial Functional Requirements Statement under this Agreement is set forth in Exhibit A (the "Initial Functional Requirements Statement").

                           In consideration for payment by Gigabeam to Sophia of the Non-Recurring Engineering Fees as contemplated in
                           Section 3.1, during the initial XXXXX of the Term, Sophia will exercise reasonable efforts to develop prototype RF Modules meeting the general technical requirements set forth in the Initial Functional Requirements Statement.

                           In addition, Sophia agrees to exercise commercially reasonable efforts to develop prototype RF Modules meeting the general technical requirements set forth in Functional Requirements Statements (i.e. other than the Initial Functional Requirements Statement) that may be subsequently executed by the parties, for such period(s) of time as the parties set forth therein.

                  1.1.2 Upon completion of any prototypes as contemplated in the preceding Section 1.1.1, Sophia will so notify Gigabeam (the date of such notice, the "Testing Commencement") and make a number of units of such prototype available (in such quantity as required by the applicable FRS) for mutual testing by the parties for purposes of confirming that such prototype(s) conform to the requirements of the applicable FRS in all material respects. In the event that any such prototypes fails to conform in all material respects to such requirements, Gigabeam will provide written notice to Sophia identifying with specificity the relevant non-conformity, and Sophia will thereafter undertake commercially reasonable efforts to correct such non-conformity within a reasonable time, and the parties will repeat such process as appropriate. If, despite such commercially reasonable efforts, Sophia is unable or fails to cause such prototype to conform to the requirements of the applicable FRS in all material respects within the time period identified in such FRS, the parties will consult with one another in good faith regarding how to proceed.

                  1.1.3 Upon mutual confirmation in writing that any such prototype RF Modules (developed as contemplated above) conform to the requirements of the applicable Functional Requirements Statement in all material respects (the date of such written confirmation, such prototype's "Prototype Completion Date"), the parties will in good faith attempt to agree upon pricing pursuant to which RF Modules based upon such prototypes may be purchased by Gigabeam from Sophia subject to the terms of this Agreement including
                           Section 10 which provides for fair and equitable pricing consistent with industry standards for similar components at similar volumes sold to commercial enterprises. Sophia's price per RF Module System ("Agreed Price") for the initial pricing of RF Modules shall not exceed the following price (the "Not To Exceed Price"): XXXXX X (XXXXX times) its cost of direct materials and labor (plus overhead) in the case of RF Module Systems assembled in house or, alternatively, in the case of RF Module Systems purchased from a third party manufacturer, XXXXX X (XXXXX times) the price paid to the third party manufacturer plus XXXXX X (XXXXX times) direct labor (plus overhead) and materials for any improvements, upgrades or testing of the RF Module Systems performed at Sophia's facility prior to shipment to Gigabeam. At the time that the parties are able to reach agreement upon such pricing, they shall memorialize such pricing in writing ("Agreed Prices" and the date of such written agreement, the "Manufacturing Commencement Date" with respect to such particular prototype). In the event of a failure to agree on price, either party may choose to set the price at the Not To Exceed Price. All prices are understood to include a range of discounts versus quantity ordered, and quantity will subsequently be specified by GigaBeam as described below.

         1.2      Manufacture and Purchase of RF Modules.

                  1.2.1 The parties desire that Sophia be Gigabeam's exclusive supplier of RF Modules (and similar component products), and that Gigabeam be Sophia's exclusive purchaser as an "OEM" (i.e., an original equipment manufacturer) of RF Modules for purposes within the Field of Exclusivity. Subject to the terms and conditions of this Agreement, Sophia hereby appoints Gigabeam, and Gigabeam hereby accepts such appointment, as Sophia's exclusive purchaser (i.e., as an OEM) of RF Modules within the Field of Exclusivity for the Term of this Agreement. Notwithstanding the foregoing, Gigabeam acknowledges and agrees that it is not authorized to, and that it may not, (i) sell, rent, lease, grant access to, or otherwise distribute any RF Modules outside the scope of the Field of Exclusivity; or (ii) distribute any RF Modules except as incorporated into a Product, or for purposes of maintaining a Product. Any violation of the foregoing restrictions shall be deemed a material breach of this Agreement.

                  1.2.1 From and after the Manufacturing Commencement Date and throughout the remainder of the Term of this Agreement, subject to the terms and conditions of this Agreement and in consideration for the Agreed Prices, Sophia agrees to sell to Gigabeam, and Gigabeam agrees to purchase from Sophia solely for purposes of resale as incorporated into Products, RF Modules for which a written purchase order has been submitted by Gigabeam and accepted by Sophia. Provided that Gigabeam is not in breach hereunder at the time of the relevant order, Sophia will accept such purchase orders subject to available inventory and its then-current lead time requirements. Gigabeam acknowledges that no provision of any purchase order or other similar documentation will be deemed to modify, add to, or supercede any provision of this Agreement.

                  1.2.2 Upon acceptance of any purchase order submitted by Gigabeam for purchase of RF Modules, Sophia will establish a shipping date for the relevant RF Module as close as practicable to Gigabeam's requested date, subject to Sophia's available inventory and then-current lead time requirements, and provided that Sophia shall be permitted to allocate its then-current inventory and other resources in its discretion. Sophia shall not be liable for any damage or penalty arising from delay in delivery or from failure to give notice of any delay. Sophia's delivery obligations with respect to such RF Module will be deemed complete upon tender to a commercial carrier for shipment. Risk of loss or damage to any RF Module shall pass to Gigabeam upon passage of title or upon shipment if title does not pass to Gigabeam upon shipment.

         1.3      Gigabeam

                  Gigabeam shall perform the following duties during the term of this Agreement:

                  1.3.1 Gigabeam will Designate a Chief Technical Officer ("CTO") and Vice President or Director of Engineering to provide consultation regarding all design and development work Gigabeam will be responsible for overall decisions with respect to final design and production of the Product.

                  1.3.2 As between the parties, Gigabeam will bear all responsibility for assembly and testing of any Product, including the contracting and management of any outsourcing or supply channels of any Product or components thereof, except for the RF Module System, and the manufacturing and repair of any Product, except for the RF Module System provided by Sophia.

                  1.3.3 As between the parties, Gigabeam will bear all responsibility for any and all sales, marketing, installation and after-sales service of any Product including, but not limited to, entering into arrangements with value added resellers, distributors, agents, installers and providers of after-sales service.

                  1.3.4 During each Purchase Period (defined below), Gigabeam will purchase RF Modules from Sophia meeting or exceeding the Minimum Purchase Commitment (defined below) specified in Exhibit D hereto with respect to such Purchase Period. For purposes of this Agreement, the term "Purchase Period" shall mean any particular time period identified in Exhibit D to which a Minimum Purchase Commitment applies, as indicated in Exhibit D. For purposes of this Agreement, the term "Minimum Purchase Commitment" shall mean the minimum number of RF Modules which Gigabeam hereby agrees to purchase during any particular Purchase Period identified in Exhibit D.

                  1.3.5 In the event that Gigabeam fails to purchase RF Modules meeting or exceeding any particular Minimum Purchase Commitment specified in Exhibit D for the relevant Purchase Period, then Gigabeam will be in material breach of the Agreement except that, if, at Gigabeam's option, within XXXXX following the end of the relevant Purchase Period, Gigabeam purchases from Sophia the number of RF Modules required to satisfy the relevant Minimum Purchase Commitment, and pays for the same in full (the "Shortfall Purchase"), further provided that the Shortfall Purchase shall be applied toward the Minimum Purchase Commitment for the then-preceding Purchase Period and shall in no event be applied toward satisfaction of the Minimum Purchase Commitment, if any, for the then-current Purchase Period.

                           Notwithstanding the foregoing, if during any Purchase Period, the numbers of GigaBeams Product sales containing Sophia-made RF modules sold constitute greater than XXXXX percent market share within the field of exclusivity, then GigaBeam will be considered to have met its minimum purchase requirements, even if the actual number of RF modules bought is less than the quantities indicated in Exhibit D.

         1.4      Sophia

                  Sophia will designate a program manager to interface with Gigabeam's representatives. The two counterparts will meet and develop detailed implementation plans with the following objectives in mind:

                  1.4.1 As between the parties, Sophia will bear responsibility for all research and development and manufacturing associated with RF Modules.

                   1.4.2 Sophia will exercise reasonable efforts to consult in good faith with third party companies identified by Gigabeam to improve the design, performance, manufacturability and reduce the cost of the RF Module System.

                  1.4.3 For purposes of conducting the testing of prototype RF Modules and for purposes related to technical support of Gigabeam in the design and assembly of Products, Sophia will provide up to 50 hours of consulting support in testing and debugging as necessary of Product.

                  1.4.4 Sophia will provide appropriate reports, outline drawings, reviews, and updates of the project schedule, actual costs incurred and budget through completion of the program plan on a biweekly basis through the first six months of research and development. Future reporting after the first six months will be determined by mutual agreement.

2.       [This section reserved.]

3.       Payment

                  3.1 In consideration for Sophia's performance of certain research and development related to RF Modules, Gigabeam will pay to Sophia all fees identified as "Non Recurring Expenses" in the applicable Functional Requirements Statement or otherwise required herein, which fees will be due and payable in accordance with such Functional Requirements Statement, unless otherwise agreed between the parties in writing and supported by a purchase order from Gigabeam, provided that if the relevant Functional Requirements Statement or purchase order fails to state when such payments are due and no separate written agreement has been signed with respect thereto, all such amounts under any particular Functional Requirements Statement shall be due and payable within XXXXX of the date of Sophia's invoice. Without limiting the foregoing, in consideration for Sophia's performance of its obligations under Section 1.1 with respect to the Initial Functional Requirements Statement, in accordance with the payment schedule set forth in Exhibit B and provided Sophia performs the work as stipulated, Gigabeam shall pay Sophia $750,000 in Non -Recurring Engineering Fees as set forth in such Exhibit B.

                           If, as of the relevant due dates for payments under Exhibit B applicable to each of the 4th, 5th or 6th month of this Agreement, GigaBeam has not received commitments from investors or other funding sources to provide at least $2,000,000 in total cumulative funding to Gigabeam, GigaBeam may elect not to make payments due for such month as indicated in Exhibit B, and may exercise such election by sending written notice to Sophia of Gigabeam's failure to raise such funding. Such notice must be received before the applicable due date for such month. If GigaBeam gives such notice for any of the 4th, 5th and/or 6th months hereunder, Sophia may, at its option, take any or several of the following actions: (1) suspend work on research and development or other performance under this Agreement, (2) agree to an extension of time to allow GigaBeam to raise the required funding, (3) terminate this Agreement. If GigaBeam does not give such written notice before the due date for the relevant month, then GigaBeam will continue to be obligated to make payments for months 4, 5, and 6 to Sophia, as applicable.

                  3.2 In consideration for the sale of RF Modules hereunder, Gigabeam shall pay to Sophia the Agreed Prices applicable to such RF Modules, which amounts shall be due and payable within XXXXX following the date of invoice.

                  3.3 AS COLLATERAL SECURITY FOR ALL OF GIGABEAM'S OBLIGATIONS TO THE AGREED PRICES FOR THE PURCHASE OF RF MODULES UNDER THIS AGREEMENT, GIGABEAM HEREBY GRANTS SOPHIA A FIRST PRIORITY SECURITY INTEREST IN ALL RF MODULES TO BE PURCHASED HEREUNDER TO THE MAXIMUM EXTENT PERMITTED BY LAW. GIGABEAM SHALL, AT SOPHIA'S EXPENSE, TAKE ALL COMMERCIALLY REASONABLE ACTION REQUIRED BY SOPHIA TO FURTHER EVIDENCE AND/OR PERFECT SUCH SECURITY INTEREST, INCLUDING WITHOUT LIMITATION EXECUTING AND DELIVERING A SEPARATE SECURITY AGREEMENT AND UCC-1 FINANCING STATEMENT.

4.       Term and Termination.

         This Agreement shall be effective as of the Effective Date and shall continue for a minimum seven year term from the date hereof and will automatically extend on a year by year basis thereafter provided Gigabeam satisfies its minimum purchase commitments as set forth in Sections 1.3.4 and Exhibit D with minimum purchase commitments for each year of extension of the Agreement beyond the time periods given in Exhibit D to be the same as the minimum purchase commitment for the preceding year; provided, however, that the Agreement may be terminated for any of the following reasons:

         a.) Upon the occurrence of any material breach by either party of the terms and conditions of this Agreement and failure to cure such material breach within 30 days after receipt of written notice from the other party the non-breaching party may, at its option, terminate this Agreement upon written notice; provided however that the cure period shall be only 10 days after receipt of notice if the material breach arises from failure by Gigabeam to pay amounts due according to Section 3. After six months from the Effective Date, the payment cure period will go to 30 days.

         b.) In the event that Gigabeam fails actually to receive $1.5 million in financing within 120 days from the Effective Date hereof, Sophia may, at its option, terminate this Agreement upon written notice; or

         c.) Upon the occurrence of bankruptcy or reorganization under bankruptcy laws, cessation of operations, or assignment for the benefit of creditors of either party, the other party may terminate this Agreement upon written notice.

         d.) This Agreement may be terminated by mutual written agreement of both parties to terminate.

         Notwithstanding the foregoing, upon the occurrence of a material breach by either Party (the "Breaching Party"), which is not cured within the appropriate cure period, or other event giving rise to a right for either Party to terminate this Agreement, without limiting any other rights or remedies available, the Party which is not in material breach (the "Non-Breaching Party"), which has the right to terminate this Agreement may, at its option, terminate its own obligations of exclusivity under Section 8, such that Section 8 remains binding against the Breaching Party for the remainder of the term but shall thereafter no longer be binding against the Non-Breaching Party

5.       Ownership of Technology and Intellectual Property

         5.1 Ownership of Gigabeam Technology. Without limiting the obligations of Section 8, Gigabeam will own and hold all right, title and interest in and to (i) all Inventions and Intellectual Property Rights, other than Joint Technology or Sophia Technology (as defined below), embodied in or practiced by any Product developed and/or sold under this Agreement or embodied in or practiced by any process or machine in connection with the manufacture of any such Product, and (ii) all Inventions and Intellectual Property Rights therein (other than Joint Technology or Sophia Technology) that are derived from Confidential Information of Gigabeam (all of the foregoing, collectively, "Gigabeam Technology"). In the event that, by operation of law or otherwise, Gigabeam may not be deemed the owner of any Gigabeam Technology, Sophia agrees to assign and does hereby assign to Gigabeam all rights or interests, if any, that Sophia may have therein, and Sophia agrees to undertake such measures as Gigabeam may reasonably request to evidence or give effect to the foregoing provisions of this Section 5.1, including, by way of example, by executing further registrations or documentation for such purposes.

         5.2      Ownership of Joint Technology.

                           (a) All Joint Technology will be owned jointly by
                  Gigabeam and Sophia, and each party will retain full ownership under any patents and any trade secret rights therein, with full ownership rights in any field and, subject to the licenses granted in Section 5.4 below, the right to sublicense without the consent of the other party, without obligation to account to the other party. The laws of the United States with respect to joint ownership of inventions will apply in all jurisdictions giving force and effect to this Agreement.

                           (b) Sophia will keep written records describing each
                  collaborative meeting between the parties and identifying any Joint Inventions resulting therefrom. Sophia will distribute such records to Gigabeam at the end of each meeting but in any event no later than one month following the meeting, for review by Gigabeam. Each such record will be final and binding on the parties unless Gigabeam provides written notice to Sophia of its good faith dispute with such written record within 30 days of receipt. In the event of any such good faith dispute that the parties are unable to resolve, such record will reflect such unresolved dispute. All reports created under this Section 5.2(b) shall be clearly marked as "Confidential" and shall be subject to the confidentiality provisions of this Agreement.

         5.3 Ownership of Sophia Technology. Without limiting the obligations of Section 8, Sophia will own and hold all right, title and interest in and to (i) all Inventions and Intellectual Property Rights (other than Joint Technology) embodied in or practiced by any RF Module System developed and/or sold under this Agreement or embodied in or practiced by any process or machine in connection with the manufacture of any such RF Module System, (ii) all Inventions and Intellectual Property Rights therein that are derived from Confidential Information of Sophia, and (iii) all Pre-Existing Technology and derivatives or improvements thereof (all of the foregoing, collectively, "Sophia Technology"). In the event that, by operation of law or otherwise, Sophia may not be deemed the owner of any Sophia Technology, Gigabeam agrees to assign and does hereby assign to Sophia all rights or interests, if any, that Gigabeam may have therein, and Gigabeam agrees to undertake such measures as Sophia may reasonably request to evidence or give effect to the foregoing provisions of this Section 5.3, including, by way of example, by executing further registrations or documentation for such purposes.

         5.4      Licenses to Joint Inventions.

                           (a) Sophia hereby grants to Gigabeam, and Gigabeam
                  hereby accepts, an exclusive (even as to Sophia) and perpetual, worldwide, royalty-free right and license, with the right to sublicense, under Sophia's interest in the Joint Technology to exploit the Joint Inventions for any purpose in the Field of Exclusivity during and after the term of this Agreement. Sophia reserves all rights in the Joint Technology as necessary to perform its obligations under this Agreement. Notwithstanding the foregoing, if GigaBeam is in material breach of this agreement, then this license will be non-exclusive.

                           (b) Gigabeam hereby grants to Sophia, and Sophia
                  hereby accepts, an exclusive (even as to Gigabeam) and perpetual, worldwide, royalty-free right and license, with the right to sublicense, under Gigabeam's interest in the Joint Technology to exploit the Joint Inventions for any purpose outside the Field of Exclusivity during and after the term of this Agreement. Notwithstanding the foregoing, if Sophia is in material breach of this agreement, then this license will be non-exclusive.

         5.5      Filing and Enforcement Relating to Joint Inventions.

                           (a) XXXXX responsible for the preparation, filing,
                  prosecution and maintenance of any patent claiming a Joint Invention. The parties will mutually agree on suitable patent counsel to prepare and file patents. The parties will XXXXX in the costs and expenses incurred by XXXXX in connection with any such preparation, filing, prosecution or maintenance. If XXXXX elects not to prepare or file a patent claiming a particular Joint Invention, then Sophia and Gigabeam will each treat such Joint Invention as a trade secret and will safeguard such Joint Invention in accordance with Sophia's and Gigabeam's standard practices and procedures relating to trade secrets (but in no event using less than reasonable care).

                           (b) If Sophia or Gigabeam learns of any
                  misappropriation or any infringement or threatened infringement of any Joint Technology, then each party will promptly notify the other party in writing and provide all available evidence of such misappropriation or infringement. The parties will mutually agree to institute, prosecute and control, XXXXX, any action or proceeding with respect to infringement or misappropriation of Joint Technology, by counsel of its own choice. The parties will share equally in the costs and expenses incurred in connection with any such action or proceeding. If either party brings any action or proceeding under this Section 5.5(b), each party agrees, at the request of the other party, to be joined as a party plaintiff to the extent necessary to prosecute the action or proceeding and to give the other party reasonable assistance and authority to file and prosecute the action or proceeding. Any damage or other award resulting from any such action or proceeding, after reimbursement of each party's expenses, XXXXX.

         5.6      Technology Escrow.

                           (a) Sophia agrees during the term of this Agreement
                  to create and maintain current copies of any technical drawings or other technical documents relating to the design and specifications of the RF Module Systems developed under this Agreement (such copies the "IP Materials"). Within 90 days after the Effective Date, Sophia will enter into binding contractual arrangement with a commercial escrow agent mutually agreeable to the Parties (the "Escrow Agent") according to which the Escrow Agent will agree (i) to hold and safeguard the escrowed IP Materials during the term of this Agreement, and (ii) to release a copy of such escrowed IP Materials to Gigabeam if and when Sophia files for bankruptcy, liquidates or winds up its business during the term of this Agreement. Gigabeam acknowledges that the Escrow Agent will not be authorized to deliver or otherwise provide access to the escrowed IP Materials other than as described above.

                           (b) Subject to the delivery to Gigabeam of the
                  escrowed IP Materials in accordance with this Section 5.6, Sophia hereby grants to Gigabeam an exclusive (within the Field of Exclusivity), worldwide, royalty-bearing right and license under any Intellectual Property Rights of Sophia to use such escrowed IP Materials for any purpose in the Field of Exclusivity if provided to Gigabeam as contemplated in Section 5.6(a). Such license will continue, notwithstanding any termination of this Agreement, until the date upon which the then-current five year initial term or one year renewal terms under Section 4, as the case may be, would have expired. In consideration for the foregoing license grant, Gigabeam agrees to pay to Sophia, for each RF Module manufactured by or on behalf of Gigabeam under the foregoing license, a royalty equal to XXXXX by GigaBeam to maintain continued supply of RF Modules, whereby "Prior Average Margin" shall equal XXXXX, as such average profit margin is reasonably determined by Sophia by reference to its documented financial records. GigaBeam shall pay such royalties XXXXX basis in arrears, which payments shall each be due within XXXXX following the end of the XXXXX.

6.       Confidentiality.

         6.1 Obligation. Each party agrees to treat all non-public written and oral information communicated to it by the other party in connection with the activities contemplated by this Agreement ("Confidential Information"), including the existence or nature of their discussions, as confidential, and neither party will use or disclose such Confidential Information for purposes other than the activities contemplated by this Agreement; provided however that Gigabeam and Sophia may disclose such Confidential Information to accountants and lawyers who are under a processional duty of confidentiality and, for the purposes of obtaining financing, to entities that the disclosing party reasonably believes to be a potential source of such financing, provided that such entity has entered into a binding written agreement pursuant to which such entity agrees not disclose such Confidential Information and not to use the same for any purposes other than consideration of such potential financing. For sake of clarity, all non-public information embodying related to the design, features, components, development and manufacture of Gigabeam's Products, exclusive of any RF Modules therein, shall be considered Gigabeam's Confidential Information, and all non-public information embodying related to the design, features, components, development and manufacture of RF Modules, including the same as developed hereunder, shall be deemed Sophia's Confidential Information.

         6.2 Exceptions. Confidential Information will not include information that (i) the receiving party independently developed (as shown by documentary evidence) or obtained from a source not under an obligation of confidentiality to the disclosing party, (ii) is or becomes publicly available through no act or omission of the receiving party, or (iii) the receiving party receives the prior written consent of the disclosing party to disclose. Notwithstanding the foregoing, either Party may disclose Confidential Information of the other Party to the limited extent required in order to comply with applicable law or the order of a court or governmental agency; provided the receiving party promptly notifies the disclosing party and cooperates with the disclosing party to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; provided that only the specific Confidential Information that meets the exclusion shall be excluded and not any other Confidential Information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). The burden of proving these exceptions shall rest with the receiving party.

         6.3 Termination of Agreement. Upon termination of this Agreement, the receiving party will return all copies of the other party's Confidential Information, or, at the disclosing Party's option, certify to the other party in writing that all copies of the other party's Confidential Information have been destroyed. The parties agree that any breach or threatened breach of this Section 6 by a receiving party may cause irreparable harm to the disclosing party and that money damages may not provide an adequate remedy. In the event of a breach or threatened breach of this Section 6 by a receiving party, the disclosing party shall, in addition to any other rights and remedies it may have, be entitled to seek injunctive relief (without the necessity of posting any bond or surety) restraining the receiving party from breaching the obligations of this Section 6.

7.       Limitation of Liability; Indemnification

         7.1 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO RIGHTS OR OBLIGATIONS ARISING OR RECOGNIZED UNDER SECTIONS 5, 6 AND/OR 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO RIGHTS OR OBLIGATIONS ARISING OR RECOGNIZED UNDER SECTIONS 5, 6 AND/OR 8, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY, CUMULATIVELY FOR ALL CLAIMS ARISING UNDER THIS AGREEMENT, EXCEED, IN THE CASE OF GIGABEAM'S LIABILITY, THE SUM TOTAL AMOUNTS TO BE PAID WHICH SHALL BE FOR FEES AND ACCRUALS EVIDENCED BY PURCHASE ORDERS AND INVOICES FOR NON RECURRING ENGINNERING FEES AND RF ENGINEERING MODULES DELIVERED AND OUTSTANDING (WHICH HAVE BEEN COMMITTED TO IN WRITING BY A PURCHASE ORDER ISSUED BY GIGABEAM), OR, IN THE CASE OF SOPHIA'S LIABILITY, THE SUM TOTAL AMOUNT OF ALL FEES FOR WHICH WORK IS TO BE PERFORMED OR THE TOTAL AMOUNT OF RF ENGINEERING MODULES HEREUNDER TO BE DELIVERED FOR WHICH SOPHIA HAS RECEIVED A PURCHASE ORDER FROM GIGABEAM.

         7.2      Indemnification by Sophia.

                           (a) Sophia shall defend, indemnify, and hold Gigabeam
                  harmless against all costs and reasonable expenses (including reasonable attorneys' fees), damages, and liabilities arising out of any claim by a third party that an RF Module, as provided by Sophia and used in accordance with this Agreement, infringes any U.S. patent issued as of the Effective Date or misappropriates any trade secrets under U.S. law, provided that Gigabeam gives Sophia (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance to settle and/or defend such claim. Notwithstanding the foregoing, Sophia shall have no obligation or liability to the extent that the alleged infringement arises from (1) the combination, operation, or use of the RF Module with products not furnished by Sophia; (2) alterations to the RF Module, which alterations are not made by Sophia; or (3) use of the RF Module in a manner for which it was not designed, as evidenced by any accompanying specifications or documentation (the foregoing exclusions, "Gigabeam Responsibilities").

                           (b) In the event of an infringement action against
                  Sophia with respect to any subject matter provided by Sophia hereunder, or in the event that Sophia believes that such an action is likely, Sophia may, at its option (i) substitute functionally equivalent materials; (ii) obtain a license to the applicable third-party intellectual property rights; or
                  (iii) terminate this Agreement on written notice to Gigabeam. The obligations set forth in this Section 7.2 shall constitute Sophia's entire liability and Gigabeam's sole remedy for any actual or alleged infringement or misappropriation.

         7.3 Indemnification by Gigabeam. Gigabeam shall defend, indemnify, and hold Sophia harmless against all costs and reasonable expenses (including reasonable attorneys' fees), damages, and liabilities arising out of any Gigabeam Responsibilities; provided that Sophia gives Gigabeam (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance to settle and/or defend such claim. In any action for which Gigabeam provides defense on behalf of Sophia, Sophia may participate in such defense at its own expense by counsel of its choice.

8.       Exclusivity.

         8.1 Sophia. Provided that Gigabeam has not materially breached this Agreement, Sophia agrees that during the term of this Agreement it will not, nor will any subsidiary of Sophia, nor will its or their respective directors, officers, or other representatives license Sophia's technology to a third party to enable that third party to make products that directly compete with a "Product" or authorize a third party to distribute RF Modules within the Field of Exclusivity, nor will Sophia build or sell a digital radio which competes in the Field of Exclusivity. Notwithstanding the foregoing, nothing in this Agreement shall limit Sophia's right or ability to sell or distribute RF Modules or any other product outside the scope of the Field of Exclusivity. For any products sold by Sophia with an operating frequency in the range 57 through 100 GHz, Sophia shall exercise reasonable efforts to procure agreement from the purchasers of such products that the intended end use is not in violation of this exclusivity requirement. If, despite such reasonable efforts, a product sold by Sophia is found to have been used without Sophia's knowledge in violation of this exclusivity requirement, Sophia shall not be considered in breach of this covenant. Sale of any product by Sophia which does not have an operating frequency in the range 57 to 100 GHz shall not be considered violation of this exclusivity requirement..

         8.2 Gigabeam. Gigabeam agrees that during the term of this Agreement that it will not, nor will any affiliate of Gigabeam, nor will its or their respective directors, officers or other representatives negotiate or pursue any other transaction or arrangement that contemplates a relationship with any third party pursuant to which Gigabeam would procure RF Module Systems or substantially similar products for sale or distribution within the Field of Exclusivity, or would procure design, development or manufacturing services relating to the same and GigaBeam further agrees not to manufacture RF modules during the term of this Agreement.

9.       Performance Incentives

         The parties have established performance incentives whereby each party will issue to the other certain one or more warrants to purchase common stock in the amounts and upon the successful completion of the milestones identified on Exhibit C. Each warrant issued pursuant to this Section shall be in substantially in the form attached as Exhibit C-1.

10.      Cost Reduction and Pricing of Modules Sold to Gigabeam

         Sophia shall use commercially reasonable efforts to continue to minimize the cost of its RF module systems and therefore allow Sophia to sell RF module systems to Gigabeam at an accordingly better price after adding Sophia's reasonable profit margin. Where and when appropriate, Sophia shall jointly work with GigaBeam towards such price reductions including but not limited to expenditure on tooling and by other means which shall include payment of non recurring expenditures by GigaBeam. Pricing of RF module systems to GigaBeam shall be fair and equitable and consistent with industry standards for similar components at similar volumes sold to commercial enterprises. Gigabeam shall own any tooling, dies, molds, other manufacturing equipment or test equipment purchased by it for the purposes of manufacturing or testing the RF Module Systems or components.

11.      Miscellaneous

         11.1 Entire Agreement. This Agreement represents the entire Agreement between the parties with respect to the subject matter herein, and supersedes any previous understandings, whether written or oral, with respect to such subject matter, and may not be amended except pursuant to a written agreement duly executed by the parties.

         11.2 Trademarks, Trade Names and Copyright. Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party's trade name, trademarks or copyrights.

         11.3 Waiver. No failure or delay by either party in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the party's provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise.

         11.4 Assignment. Neither party may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, except either party may, upon prior written notice to the other party (but without any obligation to obtain the consent of such other party), assign this Agreement or any of its rights hereunder to any person or entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such party, provided such person or entity agrees in writing to assume and be bound by all of the obligations of such party under this Agreement. Any attempted assignment or transfer in contravention of this Section 11.4 shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         11.5 Independent Contractors. This Agreement shall not be construed to establish any form of partnership, agency, or joint venture of any kind between the parties; nor to constitute either party as an agent, employee, or legal representative of the other; and nothing in this Agreement shall create any relationship between The parties other than that of an independent contractor. Neither party shall have any responsibility or liability for the actions of the other party, except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. No profits, losses or costs will be shared under any provision of this Agreement or as a result of either party's efforts in connection with any joint opportunity and securing an award of any customer contract. There are no third-party beneficiaries of this Agreement.

         11.6 Further Assurances. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of the other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

         11.7 Publicity. Neither party shall issue any press release, public announcement or advertise or promote this Agreement without the prior consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

         11.8 Expenses. Each party will pay its own expenses and costs incidental to the negotiation of the transactions contemplated by this Agreement, including legal and accounting fees.

         11.9 Notices. Any notices contemplated hereunder or provided for in this Agreement shall be made to the following in writing or by facsimile with confirmation by Express Mail or Federal
                  Express:

                  Gigabeam:
                  L. Slaughter
                  CEO
                  Gigabeam Corporation
                  101 Ash Street
                  Weston, MA 02493
                  FAX: 888-460-3200

                  With copy to:
                  Gregory L. White, Esq.
                  Seyfarth Shaw
                  World Trade Center East
                  Two Seaport Lane, Suite 300
                  Boston, MA 02210

                  Sophia:
                  Philip Koh
                  President and CEO
                  Sophia Wireless Inc.
                  14225-C Sullyfiled Circle
                  Chantilly, VA 20151
                  Fax: 703-961-9576

                  With copy to:
                  Cooley Godward LLP
                  One Freedom Square, Reston Town Center
                  11951 Freedom Drive
                  Reston, Virginia 20190
                  Attention: Ken. J. Krisko, Esq. / Todd W. Harris, Esq.

         11.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

         11.11 Headings and Interpretation. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

         11.12 Survival. The provisions of Sections 5.4, 5.5, 5.6(b), 6, 7, and 11, together with any definitions used therein, shall survive any termination of this Agreement.

         11.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws (other than the conflicts of laws provisions) of Virginia.

         11.14 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

         11.15 Exhibits. The exhibits and appendices attached hereto are made a part of this Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

          Sophia Wireless Inc.                             Gigabeam Corporation


By:    /s/ Philip J. Koh                                By:    /s/ Lou Slaughter
       -----------------                                       -----------------

Name:  Philip J. Koh                                    Name:  Lou Slaughter
       -------------                                           -------------

Title: President                                        Title: CEO
       ---------                                               ---

                                    EXHIBIT A

                    INITIAL FUNCTIONAL REQUIREMENTS STATEMENT



Period of Research and Development: XXXXX, commencing upon the Effective Date of the Agreement

XXXXX
Timeframe: XXXXX
Non-Recurring Engineering Fees: XXXXX

XXXXX
Timeframe: XXXXX
Non-Recurring Engineering Fees: XXXXX

                                   Exhibit 1A.
Possible Future FRS

  The parties may set forth the following requirements/specs in the next Functional Requirements Statement.

XXXXX

Timeframe: XXXXX
Budgetary: XXXXX

                                    EXHIBIT B

                 PAYMENT SCHEDULE FOR NON RECURRING ENGINEERING

Initial payment upon funding of Gigabeam                                $150,000

Month 1 thereafter                                                       100,000

Month 2                                                                  100,000

Month 3                                                                  100,000

Month 4                                                                  100,000

Month 5                                                                  100,000

Month 6                                                                  100,000

                                    EXHIBIT C


                             PERFORMANCE INCENTIVES


"GigaBeam Initial Investment" means the investment by a third party investor in Gigabeam of at least $1 million which triggered the signing of this agreement.

"GigaBeam Warrant Exercise Price" means the price per share paid by a third party investor in the GigaBeam Initial Investment. "Warrant Exercise Price" shall not include any warrants issued to investors as an incentive to invest or to investment advisors or to venture capital investors.

"GigaBeam Total Warrant Shares" means five percent on a fully diluted basis of GigaBeam's stock outstanding immediately preceding the GigaBeam Initial Investment.

Whereas, Sophia's last issue of stock to a 3rd party investor was in July 1, 2002 at a price of $2.20 per share, and there are currently 2,730,246 common plus preferred shares of Sophia held by stockholders including stock options on a fully diluted basis,

"Sophia Total Warrant shares" means 136,512 shares.

"Sophia Warrant Exercise Price" means $2.20 per share.

Each company shall issue Stock Warrants to the other company at completion of milestones as described in the following tables. GigaBeam will issue warrants at the GigaBeam Warrant Exercise Price, and Sophia will issue warrants at the Sophia Warrant Exercise Price.

Table of Sophia Milestones:

         Sophia Milestone A. Successful completion of design, build and test of the XXXXX: GigaBeam will issue Sophia warrants for shares equal to XXXXX% of "GigaBeam Total Warrant Shares".

         Sophia Milestone B. Successful completion of design, build and test of the XXXXX: GigaBeam will issue Sophia warrants for shares equal to XXXXX% of "GigaBeam Total Warrant Shares".

         Sophia Milestone C. Successful completion of design, build and test of the XXXXX: GigaBeam will issue Sophia warrants for shares equal to XXXXX% of "GigaBeam Total Warrant Shares".

         Sophia Milestone D. Successful completion of design, build and test of
         XXXXX: GigaBeam will issue Sophia warrants for shares equal to XXXXX% of "GigaBeam Total Warrant Shares".

Table of GigaBeam Milestones:

         GigaBeam Milestone A. Full payment of $750,000 of non recurring engineering, as specified in Exhibit B: Sophia will issue GigaBeam warrants for shares equal to XXXXX% of "Sophia Total Warrant Shares".

         GigaBeam Milestone B. Purchase of XXXXX RF Module Systems from Sophia for XXXXX links: Sophia will issue GigaBeam warrants for shares equal to XXXXX% of "Sophia Total Warrant Shares".

         GigaBeam Milestone C. Purchase of XXXXX RF Module Systems from Sophia for XXXXX links: Sophia will issue GigaBeam warrants for shares equal to XXXXX% of "Sophia Total Warrant Shares".

         GigaBeam Milestone D. Purchase of XXXXX RF Module Systems from Sophia for XXXXX links: Sophia will issue GigaBeam warrants for shares equal to XXXXX% of "Sophia Total Warrant Shares".

                                    EXHIBIT D

                         MINIMUM PURCHASE OF RF MODULES


The minimum purchase of RF Module Systems are for the following number of links (ie. A link is two ends so for each link, two RF Module Systems will be required):

Product Volume                          Q1      Q2     Q3      Q4
                               2003    2004    2004   2004    2004    2004    2005    2006    2007    2008
GigE Unit Volume              XXXXX   XXXXX   XXXXX  XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX
OC48 Unit Volume              XXXXX   XXXXX   XXXXX  XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX
10GigE or OC192 Unit Volume   XXXXX   XXXXX   XXXXX  XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX   XXXXX

         THIS FIRST AMENDMENT TO THE STRATEGIC ALLIANCE AGREEMENT (this "Amendment") made as of April 22, 2004, between GIGABEAM CORPORATION, a Delaware corporation (the "Company"), having its principal executive office at 14225-C Sullyfield Circle, Chantilly, Virginia 20151, and SOPHIA WIRELESS, INC., a Delaware corporation ("Sophia"), having its principal executive offices at 14225-C Sullyfield Circle, Chantilly, Virginia 20151.

                               W I T N E S S E T H

         WHEREAS, upon the Company's formation on January 5, 2004, the Company and Sophia entered into a binding agreement dated as of that date (the "Binder") whereby each was committed to execute the form of Strategic Alliance Agreement attached as a schedule to the Binder if a third party invested at least $1,000,000 in the Company within 120 days thereafter (the "Triggering Investment");

         WHEREAS, the form of Strategic Alliance Agreement attached to the Binder contemplated, among other things, that Sophia would be entitled to receive warrants from the Company in four installments upon Sophia's completion of four performance milestones set forth in such agreement (the "Sophia Warrants"); and

         WHEREAS, the form of Strategic Alliance Agreement attached to the Binder contemplated that the Sophia Warrants would (a) in the aggregate, be exercisable for a number of shares equal to 5% of the Company's outstanding common stock, on a fully diluted basis, calculated immediately prior to the Triggering Investment referred to in the Binder, and (b) have an exercise price equal to the price per share paid in the Triggering Investment, not including any incentive warrants granted in connection with the Triggering Investment; and

         WHEREAS, the Triggering Investment was completed on January 26, 2004, and on February 6, 2004, pursuant to the terms of the Binder, the Company and Sophia then executed the Strategic Alliance Agreement attached to the Binder (as executed, the "Alliance Agreement"); and

         WHEREAS, immediately prior to the completion of the Triggering Investment, 5% of the Company's outstanding stock on a fully diluted basis was equal to 90.567 shares; and

         WHEREAS, it was always the intent of Sophia and the Company that the number of shares underlying the Sophia Warrants be at least equal to the number of shares to be issued to ThinKom Solutions, Inc., another of the Company's strategic alliances, pursuant to its strategic alliance agreement with the Company dated January 5, 2004 (the "ThinKom Agreement"); and

         WHEREAS, the ThinKom Agreement provided for it to receive a number of shares of the Company equal to 5% of the Company's outstanding stock on a fully diluted basis, but in the language referring thereto specified that the 5% was to be determined after giving pro forma effect to the 5% to be issued to ThinKom; and

         WHEREAS, on January 18, 2004, the Company in satisfaction of its obligation under the ThinKom Agreement issued 95.333 shares to ThinKom and, as a result, also authorized the setting of the number of shares that would be issuable to Sophia in the event all of the Sophia Warrants were ultimately issued to Sophia and subsequently exercised, at 95.333 shares (and reserved such number of shares in its books for such purpose); and

         WHEREAS, following the execution of the Alliance Agreement, the Company and Sophia realized that because there had been no shares purchased in connection with the Triggering Investment, it being instead structured as a note with a warrant incentive, there was strictly speaking no way to actually calculate the exercise price to be attached to the Sophia Warrants; and

         WHEREAS, on February 18, 2004, the Company and Sophia agreed to set $1,500 per share as the exercise price of the Sophia Warrants, that being the exercise price of the employee stock options issued by the Company on such date and representing what the Company and Sophia believed to be a fair price (based on the Company's estimate of its value as being somewhere around $2,500,000 to $2,750,000); and

         WHEREAS, the Company and Sophia now wish to memorialize what was previously agreed to by them in order to clarify in writing the terms of the Alliance Agreement relating to the Sophia Warrants; and

         WHEREAS, in connection with this memorialization of their prior agreement, the parties realized that the number of fully diluted shares of Sophia referenced in the Alliance Agreement for purposes of determining the number of warrants to be issued to the Company upon its completion of designated performance milestones was incorrect in that it represented the actual number of Sophia shares then outstanding (2,730,246), rather than the fully diluted number (3,236,690) that was called for, and thus the number of warrant shares was also incorrect and should have been 161,834 shares rather than 136,512 shares; and

         WHEREAS, the Company and Sophia now wish to correct the inaccuracy in the numbers relating to the Sophia shares.

         NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Sophia hereby agree as follows:

         SECTION 1. Exhibit C to the Alliance Agreement. Effective as of February 18, 2003, Exhibit C to the Alliance Agreement ("Exhibit C") shall be amended as follows:

         (a) The second and third sentences of Exhibit C, which currently read as follow:

                  "GigaBeam Warrant Exercise Price" means the price per share paid by a third party investor in the GigaBeam Initial Investment. "Warrant Exercise Price" shall not include any warrants issued to investors as an incentive to invest or to investment advisors or to venture capital investors.

             shall be deleted in their entirety and replaced with the following sentence:

                  "GigaBeam Warrant Exercise Price" means $1,500.00 per share."; and

         (b) The fourth sentence of Exhibit C, which currently reads as follows:

                  "GigaBeam Total Warrant Shares" means five percent on a fully diluted basis of GigaBeam's stock outstanding immediately preceding the Giga Beam Initial Investment.

             shall be deleted in its entirety and replaced with the following sentence:

                  "GigaBeam Total Warrant Shares" means 95.333 shares of the common stock of GigaBeam; and

         (c) The number "2,730,246" in the fifth sentence of Exhibit C shall be replaced with the number "3,236,690," and the number "136,512" in the sixth sentence of Exhibit C shall be replaced with the number "161,834."

         SECTION 2. Representation and Warranties. The Company and Sophia hereby represent and warrant as follows (with the effectiveness of this Amendment being further conditioned upon all such representations and warranties being true and correct in all material respects on the date of this Amendment):

             (a) The execution, delivery and performance by the Company and
                 Sophia of this Amendment have been duly authorized by all necessary corporate action;

             (b) This Amendment to which the Company and Sophia are parties constitutes the legal, valid and binding obligation of each of the Company and Sophia, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought;

             (c) No event has occurred and is continuing which has not been waived which constitutes a breach of the Alliance Agreement.

         SECTION 3. Effect on the Alliance Agreement. Except as specifically amended hereby, the Alliance Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on their behalf in their respective corporate names by their duly authorized officers all as of the date first above written.



                                  GIGABEAM CORPORATION

                                  By:    /s/Louis S. Slaughter
                                         -------------------------------
                                  Name:  Louis S. Slaughter
                                  Title: Chief Executive Officer


                                  SOPHIA WIRELESS, INC.

                                  By:    /s/ Philip J. Koh
                                         -------------------------------
                                  Name:  Philip J. Koh
                                  Title: President and
                                         Chief Executive Officer